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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89928) pertaining to the ANADIGICS, Inc. Stock Option Plan, 1994 Long-Term Incentive and Share Award Plan, 1995 Long-Term Incentive Share Award Plan and Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-32533 and Form S-8 No. 333-63836) pertaining to the ANADIGICS, Inc. 1997 Long-Term Incentive and Share Award Plan for Employees and the Registration Statement (Form S-3 No. 333-75040) pertaining to the ANADIGICS, Inc. 5% Convertible Senior Notes due November 15, 2006, of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                        /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 3, 2003